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                                                                    Exhibit 12.0

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Roslyn Bancorp, Inc.                                       For the Years Ended December 31,
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                                             2002          2001          2000          1999          1998
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
Ratio of Earnings to Fixed Charges:
 Including Interest on Deposits             1.69x         1.48x         1.35x         1.19x         1.43x
 Excluding Interest on Deposits             2.16x         1.94x         1.72x         1.42x         1.96x
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